UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 21, 2025

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42552	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 W. 76th Street, Suite 118,	Eden Prairie,	Minnesota	55344
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(952)	656-1029

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01              Other Events.

As previously disclosed, on March 6, 2024, Sanuwave, Inc. entered into an exclusive license and option agreement with a third-party licensee (the “Licensee”) in connection with a portfolio of Sanuwave, Inc. patents related to the field of intravascular shockwave applications (the “Patents”). In exchange for a one-time payment of $2.5 million, Sanuwave, Inc. granted the Licensee an exclusive license to the Patents and an option to acquire the Patents, which option the Licensee exercised on August 21, 2025. In connection with such exercise, the Licensee made a $5.0 million cash payment to Sanuwave, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: August 21, 2025	By:	/s/ Morgan C. Frank
	Name:	Morgan C. Frank
	Title:	Chief Executive Officer
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